Joint Filer Information

Names: Deerfield Capital L.P., Deerfield Partners, L.P., Deerfield Management Company, L.P.,
                          Deerfield International Limited

Address: Deerfield Capital, L.P., Deerfield Partners, L.P., Deerfield Management Company, L.P:
                          780 Third Avenue, 37th Floor
                          New York, NY  10017

                          Deerfield International Limited
                          c/o Bisys Management
                          Bison Court, Columbus Centre, P.O. Box 3460
                          Road Town, Tortola
                          British Virgin Islands

Designated Filer:         James E. Flynn

Issuer and Ticker Symbol: PAR Pharmaceutical Companies, Inc. (PRX)

Date of Earliest Transaction Reported: November 25, 2008

The undersigned, Deerfield Capital, L.P., Deerfield Partners, L.P., Deerfield Management Company, L.P., and Deerfield International Limited are jointly filing the attached Statement of Changes In Beneficial Ownership on Form 4 with James
E. Flynn with respect to the beneficial ownership of securities of PAR Pharmaceutical Companies, Inc.

Signatures:


DEERFIELD CAPITAL, L.P.

By:  J.E. Flynn Capital LLC, General Partner

By:  /s/ James E. Flynn
     -------------------------------
     James E. Flynn, Managing Member


DEERFIELD PARTNERS, L.P.

By:  Deerfield Capital, L.P.

By:  J.E. Flynn Capital LLC, General Partner

By:  /s/ James E. Flynn
     -------------------------------
     James E. Flynn, Managing Member


DEERFIELD MANAGEMENT COMPANY, L.P.

By:  Flynn Management LLC, General Partner

By:  /s/ James E. Flynn
     -------------------------------
     James E. Flynn, Managing Member


DEERFIELD INTERNATIONAL LIMITED

By:  Deerfield Management Company

By:  Flynn Management LLC, General Partner

By:  /s/ James E. Flynn
     -------------------------------
     James E. Flynn, Managing Member